M&E TERM NOTE

$3,500,000.00                                                 New York, New York
                                                                February 9, 2006

            This M&E Term Note ("Note"), made by Interpharm, Inc., a New York corporation, payable to the order of Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division, in the principal amount of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000).

            For value received, the undersigned, Interpharm, Inc., a New York corporation (the "Borrower"), hereby promises to pay as provided in the Credit Agreement (defined below), to the order of Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division, successor in interest to Wells Fargo Business Credit, Inc., (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Five Hundred Thousand Dollars ($3,500,000.00) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

            This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This
Note is the Real Estate Term Note referred to in the Credit Agreement.

            This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

            The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

            Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                    INTERPHARM, INC.

                                    By: /s/ George Aronson
                                       ---------------------------------------
                                       George Aronson, Chief Financial Officer

STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NASSAU  )


            On the 9th day of February, in the year 2006, before me personally came George Aronson, to me known, who, being by me duly sworn, did depose and say that he resides in _________________________________________; that he is the
Chief Financial Officer of Interpharm, Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.

                                                  -----------------------------
                                                      Notary Public